Consent of Independent Registered Public Accounting Firm

The Board of Directors

Nationwide Life Insurance Company:

We consent to our reports with respect to Nationwide Variable Account - II dated March 18, 2008 and for Nationwide Life Insurance Company and subsidiaries dated February 29, 2008 included herein, and to the reference to our firm under the heading “Services” in the Statement of Additional Information (File No. 002-75059). Our report for Nationwide Life Insurance Company and subsidiaries refers to the adoption of the American Institute of Certified Public Accountants’ Statement of Position 05-1, Accountingby Insurance Enterprises for Deferred Acquisition Costs in Connection with Modifications or Exchanges of Insurance Contracts, in 2007.

/s/ KPMG LLP

Columbus, Ohio

April 15, 2008